Company Contact:	Lankford Wade
Vice President
HealthSpring, Inc.
(615) 401-4632
HealthSpring, Inc. Reports 2006 Fourth Quarter and Full Year Results

Fourth Quarter Net Income of $20.1 Million, or $0.35 per Diluted Share
NASHVILLE, Tenn. (February 21, 2007) — HealthSpring, Inc. (NYSE:HS) today announced its results for the fourth quarter and year ended December 31, 2006. Highlights included:
•	Fourth quarter diluted EPS of $0.35. Full year diluted EPS of $1.44 and pro-forma EPS of $1.50.

•	Medicare Advantage membership of 115,132 at December 31, 2006; up 13.7% year over year.
•	Total revenue in the quarter of $335.7 million; an increase of 36.4% over the 2005 fourth quarter.
•	Total revenue for the year of $1.3 billion; an increase of 52.8% over 2005.
•	Medicare Advantage medical loss ratio (MLR) of 79.6% for the quarter and 78.8% for the year.
•	Net cash provided by operating activities for the year of $167.7 million, or 2.1x net income.
•	Cash and cash equivalents of $338.4 million at December 31, 2006, including $78.5 million held at unregulated subsidiaries.
Commenting on 2006 fourth quarter results, Herb Fritch, Chairman, President, and Chief Executive Officer, said, “HealthSpring’s fourth quarter results reflect a solid finish to our first year as a public company. With our investments in the fourth quarter in corporate infrastructure and marketing and a strong balance sheet, we believe we are well positioned for 2007.”
Fourth Quarter Results
($ in thousands)

	Three Months Ended
	December 31,		Percent
	2006	2005	Change
Premium revenue	$324,930	$240,012	35.4%
Total revenue	335,670	246,062	36.4
Medical expense	253,858	188,123	34.9
Adjusted SG&A (1)	48,530	35,610	36.3
Adjusted EBITDA (1)	33,328	22,581	47.6
Net income	20,101	7,987	151.7
Net income available to common stockholders (2)	20,101	3,139	540.4

(1)	See “Supplemental Information” below and the accompanying reconciliation of HealthSpring’s and the Predecessor’s non-GAAP Adjusted Selling, General & Administrative Expense and non-GAAP Adjusted EBITDA to GAAP Selling, General & Administrative Expense and GAAP Net Income, respectively.

(2)	Net income available to common stockholders is used in the calculation of earnings per share.
-MORE-

HS Reports Fourth Quarter, Year-end Results

February 21, 2007
Fourth Quarter Operating Highlights
Revenue (1)
•	Medicare Advantage plan membership increased to 115,132. Medicare Advantage (including MA-PD) premiums were $274.7 million for the 2006 fourth quarter, reflecting an increase of 32.3% over the 2005 fourth quarter. The Company received retroactive risk adjustment payments in the 2006 fourth quarter of approximately $5.7 million from the Centers for Medicare and Medicaid Services (CMS). By comparison, retroactive risk adjustment payments from CMS in the quarter ended December 31, 2005 were $1.8 million.

•	PDP membership at fourth quarter end was 88,753. PDP premium revenue was $23.8 million for the 2006 fourth quarter.

•	Commercial membership was 31,970 at December 31, 2006. Commercial premiums were $26.4 million for the 2006 fourth quarter. Commercial membership as of January 1, 2007 was approximately 16,500 and the Company expects commercial premium revenue to be less than 4% of total revenue in 2007.

(1)	See supplemental non-GAAP schedule entitled “Medicare Advantage Results” at www.myhealthspring.com under the Investor Relations link for a schedule that conforms the presentation of Medicare premium revenue in the first two quarters of 2006 to the presentation for the third and fourth quarters. The schedule also includes pro-forma adjustments that allocate the CMS risk adjustment payment, received in the third quarter of 2006, over the first two quarters of 2006.
Medical Expense
•	Medicare Advantage (including MA-PD) MLR was 79.6% for the 2006 fourth quarter, compared with 78.4% for the prior year’s fourth quarter. The increase in MLR was primarily the result of increases in medical cost trends and the inclusion of MA-PD drug costs in the current period.
•	The MLR for the Company’s PDP was 45.8% for the 2006 fourth quarter and 73.4% for the year ended December 31, 2006. PDP expenses, as anticipated under the benefit design, were disproportionately higher in the first half of the year, compared with the last half of the year.
Adjusted SG&A
•	Adjusted SG&A expense represented 14.5% of total revenue in the 2006 fourth quarter and in the same prior-year period.
•	Adjusted SG&A expense in the 2006 fourth quarter increased $12.9 million, or 36.3%, over the 2005 fourth quarter, primarily as a result of growth in personnel, increases in marketing expenses associated with open enrollment, stock compensation expense, and public company expenses, including costs related to complying with Sarbanes-Oxley Section 404 in 2007.
•	Adjusted SG&A expense in the fourth quarter of 2006 includes $1.8 million of stock compensation expense measured in accordance with FAS 123R.
Income Taxes
•	The Company’s effective tax rate for the three-months ended December 31, 2006, was 34.0%. The tax rate for the fourth quarter reflects adjustments related primarily to the completion of the 2005 consolidated tax return and state tax planning.
-MORE-

HS Reports Fourth Quarter, Year-end Results

February 21, 2007
Full Year Results
($ in thousands)

	Year Ended
	December 31,		Percent
	2006	2005	Change
Premium revenue	$1,270,348	$832,549	52.6%
Total revenue	1,308,956	856,763	52.8
Medical expense	1,008,526	660,179	52.8
Adjusted SG&A (1)	156,940	111,854	40.3
Adjusted EBITDA (1)	143,799	85,012	69.2
Net income	80,836	29,256	176.3
Net income available to common stockholders (2)	78,815	13,649	477.4

(1)	See “Supplemental Information” below and the accompanying reconciliation of HealthSpring’s and the Predecessor’s non-GAAP Adjusted Selling, General & Administrative Expense and non-GAAP Adjusted EBITDA to GAAP Selling, General & Administrative Expense and GAAP Net Income, respectively.

(2)	Net income available to common stockholders is used in the calculation of earnings per share.
Full Year 2006 Operating Highlights
•	Medicare Advantage (including MA-PD) premiums were $1.05 billion for 2006, reflecting an increase of 48.6% over the prior year. PDP premiums were $101.4 million.
•	Medicare premiums (including premiums related to Part D) represented 90.5% of total premium revenue and 87.8% of total revenue for 2006.
•	Fee and investment income for the year was $38.6 million, an increase of $14.4 million, or 59.4%, over 2005. Approximately $4.7 million of this amount ($1.3 million in the fourth quarter of 2006) related to the Company’s management agreement with a health plan in Florida, which was terminated as of December 31, 2006.
•	Medicare Advantage (including MA-PD) MLR was 78.8% in 2006, a 40-basis-point increase over 78.4% in the prior year. The increase in MLR was primarily the result of the inclusion of MA-PD drug costs in the current year.
•	PDP MLR was 73.4% in 2006.
•	Adjusted SG&A increased $45.0 million, or 40.3% compared with the prior year, primarily as the result of membership growth, the implementation of Part D, stock compensation expense resulting from FAS 123R, and public company expenses, including costs related to complying with Sarbanes-Oxley Section 404. Adjusted SG&A was 12.0% of total revenue compared with 13.1% in the prior year.
Balance Sheet Highlights
•	At December 31, 2006, the Company’s cash and cash equivalents were $338.4 million, $78.5 million of which was held at unregulated subsidiaries.
•	Days in claims payable were 44 at the end of the 2006 fourth quarter compared with 40 at the end of 2005. Medical claims payable at December 31, 2006 includes amounts payable for Part D claims to CMS under CMS’s state-to-plan reconciliation process and to other health plans under CMS’s plan-to-plan reconciliation process. Similar amounts are not included in claims payable at December 31, 2005 as the Part D program did not exist in 2005. Excluding these amounts, days in claims payable at the end of 2006 would have been 41.
-MORE-

HS Reports Fourth Quarter, Year-end Results

February 21, 2007
2007 Guidance
As previously reported:
•	Membership: The Company estimates that its Medicare Advantage membership (including MA-PD and MA-only) will be in the range of 130,000 to 135,000 by the end of 2007, compared with 115,132 at the end of 2006. Medicare Advantage membership (including MA-PD and MA-only) for January 2007 was 117,615. January 2007 PDP membership approximated 108,000.
•	Revenue: The Company estimates that 2007 total revenue will be between $1.5 billion and $1.6 billion, with approximately 96% of total revenue for the year attributable to the Medicare business.
•	Medical Loss Ratios (MLRs): The Company projects Medicare Advantage MLRs will be at or below 80.0% for the full year. PDP MLRs are expected to range between 85.0% and 90.0% for the year.
•	EPS: The Company estimates earnings per share for 2007, on a fully diluted basis, will be in the range of $1.55 to $1.65, on weighted average shares outstanding of approximately 57.6 million.
Recapitalization
HealthSpring, Inc. completed a recapitalization on March 1, 2005, which was accounted for as a purchase, of NewQuest, LLC (its “Predecessor”), resulting in the Predecessor becoming a wholly owned subsidiary of HealthSpring. The information included in this release compares results for HealthSpring for the year ended December 31, 2006, with the combined results of the Predecessor for the two months ended February 28, 2005, and for HealthSpring for the ten-month period from March 1, 2005 to December 31, 2005. Per share amounts for the 12-month period ended December 31, 2005, are not comparable with results for the same period in 2006 because the ownership of the Predecessor was composed of member units for the first two months of 2005, and HealthSpring ownership is represented by common stock.
Conference Call
A live audio webcast of the conference call regarding fourth quarter and year-end results, 2007 guidance, and other recent developments, will begin at 9:00 a.m. ET on Thursday, February 22, 2007. The public may access the conference call through HealthSpring’s website, www.myhealthspring.com, under the Investor Relations tab. The conference call can also be accessed by dialing (913) 981-5568, confirmation number 1105405. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue for 30 days.
About HealthSpring, Inc.
HealthSpring is one of the largest managed care organizations in the United States whose primary focus is the Medicare Advantage market. The Company currently owns and operates Medicare Advantage and stand-alone Medicare prescription drug plans in Tennessee, Texas, Alabama, Illinois, and Mississippi. Effective January 1, 2007, HealthSpring also offers Medicare Part D prescription drug plans on a nationwide basis to persons in all 50 states who are eligible for Medicare. The Company also uses its infrastructure and provider networks in Tennessee and Alabama to offer commercial health plans to employer groups.
-MORE-

HS Reports Fourth Quarter, Year-end Results

February 21, 2007
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this release that are not historical fact are forward-looking statements, which the Company intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend on or refer to future events or conditions, or that include words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions are forward-looking statements. Such statements include statements regarding future operating and earnings guidance. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause its actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.
The following important factors could cause actual results to differ materially from those in the forward-looking statements: membership enrollment and dis-enrollment patterns; changes in utilization; changes in medical and prescription drug cost trends; the Company’s ability to accurately estimate and calculate Part D risk corridor adjustments; CMS retroactive risk adjustments to Medicare rates; marketing expenses related to limited open enrollment; increasing competition and potential confusion in the marketplace regarding other MA, MA-PD, PDP, and PFFS plan offerings; the Company’s ability to accurately estimate incurred but not reported medical claims; contractual disputes with providers; increases in costs or liabilities associated with litigation; legislative and regulatory actions or changes; costs associated with information and data systems conversions and compliance with regulatory mandates; recent management changes; and changes in tax estimates, assets, or liabilities and valuation allowances related thereto. The foregoing list of important factors is not intended to be exhaustive. Additional information concerning these and other important risks and uncertainties can be found under the headings “Special Note Regarding Forward-Looking Statements” and “Item 1A. — Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. Any projections or other forward-looking information in this release are based on limited information currently available to HealthSpring, which is subject to change. Although any such projections and forward-looking information and the factors influencing them will likely change, HealthSpring will not necessarily update the information except as required by law, as HealthSpring will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.
-MORE-

HS Reports Fourth Quarter, Year-end Results

February 21, 2007
Supplemental Information
1. Non-GAAP Measures
The Company believes that the non-GAAP measures used in this release, when presented in conjunction with comparable GAAP measures, are useful to both management and investors in analyzing financial and business trends regarding the Company’s ongoing business and operating performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP.
This press release includes a presentation of the following non-GAAP financial measures:

The Company uses Adjusted EBITDA, or adjusted earnings before interest, taxes, depreciation, amortization, transaction expenses, and minority interest, to assess business performance among its health plans and related management companies. Although some excluded items may recur, management believes that this measure provides a useful comparison of its business performance from period to period.
The following table provides a reconciliation of Adjusted EBITDA as used in this release to net income calculated in accordance with GAAP:

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2006	2005	2006	2005
Net income	$20,101	$7,987	$80,836	$29,256
Plus: income tax expense	10,362	5,005	43,811	19,772
Plus: interest expense	119	4,320	8,695	14,511
Plus: depreciation and amortization	2,746	2,208	10,154	7,305

	33,328	19,520	143,496	70,844

Plus: transaction expenses (a)	—	2,300	—	10,941
Plus: minority interest	—	761	303	3,227

Adjusted EBITDA	$33,328	$22,581	$143,799	$85,012

(a)	Transaction expenses in 2005 represent costs of $6.9 million that were expensed during the two-month period ended February 28, 2005 related to the recapitalization and $4.0 million of recapitalization-related transaction costs that were expensed during the ten-month period ended December 31, 2005 ($2.3 million of which relates to the fourth quarter of 2005).
For purposes of this release, the Company has calculated “Adjusted SG&A” to eliminate from SG&A calculated in accordance with GAAP transaction expenses in 2005 associated with the recapitalization (see note (a) to the table above).

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2006	2005	2006	2005
Selling, general and administrative (SG&A) expense, as reported	$48,530	$37,910	$156,940	$122,795
Less: transaction expenses (a)	—	2,300	—	10,941

Adjusted SG&A expense	$48,530	$35,610	$156,940	$111,854

-MORE-

HS Reports Fourth Quarter, Year-end Results

February 21, 2007
The following table adjusts GAAP net income available to common stockholders for the year ended December 31, 2006 to give pro-forma effect to the IPO as if it occurred on January 1, 2006:

(in thousands, except share data)
Net income available to common stockholders (GAAP)	$78,815
Adjustments:
Preferred dividends	2,021
Minority interest	303
Interest expense (after tax)	5,346
Incremental FAS 123(R) expense (after tax)	(239)

Pro-forma net income	$86,246

Weighted average shares outstanding assuming a January 1, 2006 IPO	57,344	(1)

Non-GAAP pro-forma EPS	$1.50	(2)

(1)	Diluted shares outstanding on a GAAP-basis for the year ended December 31, 2006 were 54,720,373.

(2)	EPS on a GAAP basis for the year ended December 31, 2006 was $1.44 (basic and diluted).
2. Reconciliation of Medical Claims Payable
The following table provides a reconciliation of changes in the medical claims liability for HealthSpring for the year ended December 31, 2006, the combined ten-month period ended December 31, 2005 and the Predecessor for the two-month period ended February 28, 2005, and the year ended December 31, 2004:

	(Unaudited)
	Year Ended December 31,
($ in thousands)	2006	2005	2004
	(combined)
Balance at beginning of period	$82,645	$53,187	$47,729
Incurred related to:
Current period	1,017,100	665,407	467,289
Prior period	(8,574)	(5,228)	(3,914)

Total incurred	1,008,526	660,179	463,375

Paid related to:
Current period	894,684	582,944	415,136
Prior period	73,709	47,777	42,781

Total paid	968,393	630,721	457,917

Balance at the end of the period	$122,778	$82,645	$53,187

Current-year medical claims paid as a percent of current-year incurred medical claims	88.0%	87.6%	88.8%
Prior-period reserve development as a percent of prior-year medical claims	1.3%	1.1%	1.3%
Prior-year reserve development in the current period as a percent of prior-year medical claims liability	10.4%	9.8%	8.2%
-MORE-

HS Reports Fourth Quarter and Full Year Results

February 21, 2007
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet Information
(in thousands)
(Unaudited)

	December 31,
	2006	2005
Assets
Current Assets:
Cash and cash equivalents	$338,443	$110,085
Accounts receivable, net of allowance for doubtful accounts	17,588	7,248
Investment securities available for sale	7,874	8,646
Current portion of investment securities held to maturity	10,566	14,313
Deferred income tax asset	3,644	5,778
Prepaid expenses and other assets	4,047	3,148

Total current assets	382,162	149,218
Investment securities held to maturity, less current portion	19,560	22,993
Property and equipment, net	8,831	4,287
Goodwill	341,619	315,057
Intangible assets, net	81,175	87,675
Investment in and receivable from unconsolidated affiliate	1,301	1,469
Deferred financing fee	802	5,487
Restricted investments	7,195	5,652

Total assets	$842,645	$591,838

Liabilities and Stockholders’ Equity
Current Liabilities:
Medical claims liability	$122,778	$82,645
Current portion of long-term debt	—	16,500
Accounts payable and accrued expenses	25,149	17,408
Funds held for the benefit of members	62,125	—
Risk corridor payable to CMS	27,587	—
Other current liabilities	899	727

Total current liabilities	238,538	117,280
Long-term debt, less current portion	—	172,026
Deferred tax liability	28,444	29,782
Other long-term liabilities	381	316

Total liabilities	267,363	319,404

Minority Interest	—	11,890

Stockholders’ Equity:
Preferred stock	—	2
Common stock	573	322
Additional paid-in capital	485,004	249,317
Retained earnings	89,758	10,943
Treasury Stock	(53)	(40)

Total stockholders’ equity	575,282	260,544

Total liabilities and stockholders’ equity	$842,645	$591,838

-MORE-

HS Reports Fourth Quarter and Full Year Results

February 21, 2007
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Statement of Income Information
(in thousands, except share data)
(Unaudited)

	Three-Month Period Ended		Year Ended
	Decemer 31, 2006		December 31,
	2006	2005	2006	2005
				(Combined)(1)
Revenue:
Premium:
Medicare	$298,549	$207,701	$1,149,844	$705,677
Commercial	26,381	32,311	120,504	126,872

Total premium revenue	324,930	240,012	1,270,348	832,549
Management and fee revenue	6,692	4,937	26,688	20,416
Investment income	4,048	1,113	11,920	3,798

Total revenue	335,670	246,062	1,308,956	856,763

Operating Expenses:
Medical Expense:
Medicare	229,645	162,777	900,358	553,084
Commercial	24,213	25,346	108,168	107,095

Total medical expenses	253,858	188,123	1,008,526	660,179
Selling, general and administrative	48,530	37,910	156,940	122,795
Depreciation and amortization	2,746	2,208	10,154	7,305
Interest	119	4,320	8,695	14,511

Total operating expenses	305,253	232,561	1,184,315	804,790

Income before equity in earnings of unconsolidated affiliate, minority interest and income taxes	30,417	13,501	124,641	51,973
Equity in earnings of unconsolidated affiliate	46	252	309	282

Income before minority interest and income taxes	30,463	13,753	124,950	52,255
Minority interest	—	(761)	(303)	(3,227)

Income before income taxes	30,463	12,992	124,647	49,028
Income taxes	(10,362)	(5,005)	(43,811)	(19,772)

Net income	20,101	7,987	80,836	29,256
Preferred dividends	—	(4,848)	(2,021)	(15,607)

Net income available to common stockholders and members	$20,101	$3,139	$78,815	$13,649

Net Income per common share:
Basic	$0.35	$0.10	$1.44	—

Diluted	$0.35	$0.10	$1.44	—

Weighted average common shares outstanding:
Basic	57,217,796	32,283,969	54,617,744	—

Diluted	57,320,186	32,283,969	54,720,373	—

(1)	Includes the combined results of operations of the Predecessor from January 1, 2005 through February 28, 2005, and of the Company from March 1, 2005 through December 31, 2005. The Company has included this non-GAAP financial measure because it believes that it permits a more meaningful comparison of the Company’s operating performance between the periods presented. See “Condensed Consolidated Statement of Income Information” herein on page 11.
-MORE-

HS Reports Fourth Quarter and Full Year Results

February 21, 2007
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flow Information
(in thousands)
(Unaudited)

			Predecessor
	Twelve-Month	Ten-Month	Two-Month
	Period Ended	Period ended	Period ended
	Dec. 31, 2006	Dec. 31, 2005	February 28, 2005
Cash flows from operating activities:
Net income	$80,836	$26,550	$2,706
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,154	6,990	315
Amortization of deferred financing cost	242	879	—
Amortization of accrued loss on assumed lease	—	—	(97)
Equity in earnings of unconsolidated affiliate	(309)	(282)	—
Minority interest	303	1,979	1,248
PIK interest	116	901	—
Stock-based compensation	5,687	377	—
Deferred tax benefit	687	(1,060)	93
Write off of deferred financing cost	5,375	—	—
Increase (decrease) in cash and cash equivalents due to changes in:
Accounts receivable	(10,340)	8,368	(2,470)
Prepaid expenses and other current assets	(899)	(3,266)	1,240
Medical claims liability	40,133	23,629	5,829
Accounts payable, accrued expenses and other current liabilities	8,214	(7,460)	6,202
Risk corridor payable to CMS	27,587
Other long-term liabilities	174	(335)	11
Deferred revenue	(301)	(131)	(113)

Net cash provided by operating activities	167,659	57,139	14,964

Cash flows from investing activities:
Purchase of property and equipment	(7,177)	(2,653)	(149)
Purchase of investment securities	(10,368)	(16,313)	(5,942)
Sale/maturity of investment securities	18,283	12,524	836
Purchase of restricted investments	(1,543)	(119)	(214)
Distributions from affiliates	355	—	—
Purchase of minority interest	—	(44,358)	—
Acquisition, net of cash acquired	—	(219,958)	—

Net cash used in investing activities	(450)	(270,877)	(5,469)

Cash flows from financing activities:
Payments on borrowings	(188,642)	(17,733)	(117)
Proceeds from issuance of common stock and preferred stock	188,611	140,087	—
Funds received for the benefit of members	62,125	—	—
Purchase of treasury stock	(13)	(40)	—
Deferred financing cost	(932)	(6,366)	—
Proceeds from issuance of notes payable	—	200,000	—
Proceeds from sale of units in consolidated subsidiary	—	7,875	—
Distribution to minority stockholders	—	—	(1,771)
Cash advanced in recapitalization	—	—	1,000

Net cash provided by (used in) financing activities	61,149	323,823	(888)

Net increase in cash and cash equivalents	228,358	110,085	8,607
Cash and cash equivalents at beginning of period	110,085	—	67,834

Cash and cash equivalents at end of period	$338,443	$110,085	$76,441

-MORE-

HS Reports Fourth Quarter and Full Year Results

February 21, 2007
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Statement of Income Information
(in thousands)
(Unaudited)

	Predecessor	HealthSpring, Inc.	Combined(1)
	Period from	Period from	Twelve
	January 1, 2005 to	March 1, 2005 to	Months Ended
	February 28, 2005	Dec. 31, 2005	Dec. 31, 2005
Revenue:
Premium:
Medicare	$94,764	$610,913	$705,677
Commercial	20,704	106,168	126,872

Total premium revenue	115,468	717,081	832,549
Management and fee revenue	3,461	16,955	20,416
Investment income	461	3,337	3,798

Total revenue	119,390	737,373	856,763
Operating Expenses:
Medical expense	90,843	569,336	660,179
Selling, general and administrative	21,608	101,187	122,795
Depreciation and amortization	315	6,990	7,305
Interest	42	14,469	14,511

Total operating expenses	112,808	691,982	804,790
Income before equity in earnings of unconsolidated affiliate, minority interest and income taxes	6,582	45,391	51,973
Equity in earnings of unconsolidated affiliate	—	282	282

Income before minority interest and income taxes	6,582	45,673	52,255
Minority interest	(1,248)	(1,979)	(3,227)

Income before income taxes	5,334	43,694	49,028
Income taxes	(2,628)	(17,144)	(19,772)

Net income	2,706	26,550	29,256
Preferred dividends	—	(15,607)	(15,607)

Net income available to common stockholders and members	$2,706	$10,943	$13,649

(1)	Includes the combined results of operations of the Predecessor from January 1, 2005 through February 28, 2005, and of the Company from March 1, 2005 through December 31, 2005. The Company has included this non-GAAP financial measure because it believes that it permits a more meaningful comparison of the Company’s operating performance between the periods presented.
-END-